Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, May 10, 2023 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES FIRST QUARTER 2023 RESULTS
•Total quarterly revenues increased 25.1% year-over-year from Q1 '22

•Annual Recurring Revenues (ARR)(1) grew to $115.9 million - a 22.7% increase from $94.4 million reported in Q1 '22

New Hartford, NY- May 10, 2023 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for the first quarter ended March 31, 2023.

Summary of Fiscal 2023 First Quarter
•Revenues were reported at $100.4 million for the three months ended March 31, 2023, a 25.1% increase compared to $80.3 million for the same period in 2022.
•Net loss for the three months ended March 31, 2023 was $15.9 million, or $0.58 net loss per share, compared to a net loss of $15.7 million, or $0.58 net loss per share reported for the same period in 2022.
•EBITDA for the three months ended March 31, 2023 was a loss of $7.0 million compared to a loss of $6.8 million for the same period in 2022.
•Adjusted EBITDA for the three months ended March 31, 2023 was a loss of $8.8 million compared to an Adjusted EBITDA loss of $2.9 million for the same period in 2022.
•Adjusted net loss for the three months ended March 31, 2023 was $12.7 million, or $0.46 adjusted diluted net loss per share, compared to an adjusted net loss of $7.1 million, or $0.26 adjusted diluted net loss per share, for the same period in 2022.

Reconciliations and descriptions of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.
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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

The Company's key performance indicators ARR and Active Sites(1) are organized into three categories: Guest Engagement (Punchh and MENU), Operator Solutions (Brink POS, PAR Pay, and PAR Payment Services), and Back Office (Data Central).

Highlights of Guest Engagement - First Quarter 2023(1):
•ARR at end of Q1 '23 totaled $59.4 million
•New store Activations in Q1 '23 totaled approximately 325 sites
•Active Sites as of March 31, 2023 totaled 68.1 thousand restaurants

Highlights of Operator Solutions - First Quarter 2023(1):

•ARR at end of Q1 '23 totaled $45.2 million
•New store Activations in Q1 '23 totaled 1.1 thousand sites
•Bookings in Q1 '23 totaled 1.2 thousand sites
•Active Sites as of March 31, 2023 totaled 20.5 thousand restaurants

Highlights of Back Office - First Quarter 2023(1):
•ARR at end of Q1 '23 totaled $11.3 million
•New store Activations in Q1 '23 totaled approximately 350 sites
•Active Sites as of March 31, 2023 totaled 7.1 thousand restaurants

PAR Technology CEO, Savneet Singh commented, "We had a solid start to this year, increasing total revenues by 25% and growing our subscription services ARR 23% when compared to Q1 last year. We continue to see positive momentum with our unified experience strategy as we expand our reach into table service enterprises and other retail markets. Enterprise restaurants are fast-tracking their transition to integrated cloud technologies that include machine learning and data science tools to solve their most significant business challenges. This trend creates a prolonged and substantial market opportunity for our software and services that will drive the continued scaling of our subscription services revenue and enable profitability and positive cash flow for our Company."

Earnings Conference Call.
There will be an earnings conference call at 4:30 p.m. (Eastern) on May 10, 2023, during which the Company’s management will discuss the financial results for the first quarter ended March 31, 2023. To participate on the conference call, please register in advance via the link provided at https://www.partech.com/investor-relations/. After registering, a confirmation email will be sent including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the entire call we suggest registering at least 10 minutes before the start of the call. The conference call will also be webcast live. To access the webcast, please visit https://www.partech.com/investor-relations/; a recording of the webcast will be available on the site after the event.

About PAR Technology Corporation.

For more than 40 years, PAR Technology Corporation’s (NYSE Symbol: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise restaurants rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 70,000 restaurants in more than 110 countries use PAR’s restaurant point-of-sale, customer loyalty and engagement, payments, omnichannel digital ordering and delivery, and back-office software solutions as well as industry leading hardware and drive-thru offerings. To learn more, visit partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram. Additionally, the Company's Environmental, Social, and Governance report can be found at https://www.partech.com/company/ESG.
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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain key performance indicators and non-GAAP financial measures in the evaluation and management of our business; certain key performance indicators and non-GAAP financial measures are provided in this press release as we believe they are useful in facilitating period-to-period comparisons of our business performance. Key performance indicators and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Key performance indicators and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this press release is as of March 31, 2023.

As used in this press release,

“Annual Recurring Revenue” or “ARR” is the annualized revenue from subscription services, including subscription fees for our SaaS solutions, related software support, and transaction-based payment processing services. We calculate ARR by annualizing the monthly subscription service revenue for all Active Sites as of the last day of each month for the respective reporting period.

“Active Sites” represent locations active on PAR’s subscription services as of the last day of the respective fiscal period.

“Activations” are calculated as of the end of each month based on the number of customers that have initiated use of our subscription services. Once “activated”, PAR begins to invoice/bill the customer. In specific cases with Punchh, invoicing takes place before activation take place.

“Booking” is a customer purchase order for subscription services; upon PAR's acceptance, the customer is obligated to purchase the subscription service and pay PAR for the subscription services. In specific cases with Punchh, bookings are added at the time of execution of the relevant master services agreement.

Trademarks.

“PAR®,” “Brink POS®,” “Punchh®,” “MENUTM,” “Data Central®,” "PAR® Pay”, “PAR® Payment Services” and other trademarks appearing in this press release belong to us.

Forward-Looking Statements.
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management's current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release on our business, financial condition, and results of operations. Factors, risks, trends and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release include the impact of COVID-19 on our business, financial condition, and operating results, including actions taken by governmental authorities (including COVID-19 quarantines and lockdowns), businesses and individuals in response; unfavorable macroeconomic conditions, such as recession or slowed economic growth, bank failures or other banking industry disruptions, increased interest rates, inflation, and a decline in consumer confidence and discretionary spending; geopolitical events, such as the Russia-Ukraine war and escalating tensions between China and Taiwan; the competitive marketplace for talent and its impact on employee recruitment and retention; component shortages, inventory management, and/or manufacturing disruptions and logistics challenges; risks associated with our international operations; our ability to maintain proper and effective internal control over financial reporting; changes in estimates and assumptions we make in connection with the preparation of our financial statements, in building our business and operational plans, and in executing our strategies; and the other factors, risks, trends and uncertainties discussed in our most recent Annual Report on Form 10-K/A and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

Assets	March 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$48,659	$70,328
Cash held on behalf of customers	7,421	7,205
Short-term investments	40,753	40,290
Accounts receivable – net	66,494	59,960
Inventories	32,454	37,594
Other current assets	11,090	8,572
Total current assets	206,871	223,949
Property, plant and equipment – net	13,238	12,961
Goodwill	487,083	486,762
Intangible assets – net	106,204	111,097
Lease right-of-use assets	3,638	4,061
Other assets	15,268	16,028
Total assets	$832,302	$854,858
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$28,209	$23,283
Accrued salaries and benefits	11,285	18,936
Accrued expenses	7,598	6,531
Customers payable	7,421	7,205
Lease liabilities – current portion	1,190	1,307
Customer deposits and deferred service revenue	9,099	10,562
Total current liabilities	64,802	67,824
Lease liabilities – net of current portion	2,551	2,868
Deferred service revenue – noncurrent	6,245	5,125
Long-term debt	389,714	389,192
Other long-term liabilities	9,112	14,655
Total liabilities	472,424	479,664
Shareholders’ equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $0.02 par value, 58,000,000 shares authorized, 28,755,152 and 28,589,567 shares issued, 27,404,944 and 27,319,045 outstanding at March 31, 2023 and December 31, 2022, respectively	572	570
Additional paid in capital	598,393	595,286
Accumulated deficit	(221,109)	(205,204)
Accumulated other comprehensive loss	(1,407)	(1,365)
Treasury stock, at cost, 1,350,208 shares and 1,270,522 shares at March 31, 2023 and December 31, 2022, respectively	(16,571)	(14,093)
Total shareholders’ equity	359,878	375,194
Total Liabilities and Shareholders’ Equity	$832,302	$854,858

See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2023 (the “Quarterly Report”).

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,

	2023	2022
Revenues, net:
Hardware	$26,777	$25,073
Subscription service	27,965	21,285
Professional service	13,842	12,488
Contract	31,853	21,439
Total revenues, net	100,437	80,285
Costs of sales:
Hardware	22,381	19,997
Subscription service	13,925	10,616
Professional service	11,366	9,180
Contract	29,572	19,879
Total cost of sales	77,244	59,672
Gross margin	23,193	20,613
Operating expenses:
Selling, general and administrative	27,478	22,368
Research and development	14,315	10,841
Amortization of identifiable intangible assets	464	213
Adjustment to contingent consideration liability	(5,200)	—
Total operating expenses	37,057	33,422
Operating loss	(13,864)	(12,809)
Other expense, net	(59)	(368)
Interest expense, net	(1,667)	(2,463)
Loss before provision for income taxes	(15,590)	(15,640)
Provision for income taxes	(315)	(10)
Net loss	$(15,905)	$(15,650)
Net loss per share (basic and diluted)	$(0.58)	$(0.58)
Weighted average shares outstanding (basic and diluted)	27,344	26,970
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

The following table sets forth certain unaudited supplemental financial data for the five trailing quarters indicated (in thousands):

Segment Revenue by Product Line:

	2023	2022
	Q1	Q4	Q3	Q2	Q1
Restaurant/Retail
Hardware	$26,777	$29,590	$31,343	$28,390	$25,073
Subscription service	27,965	27,908	25,170	23,150	21,285
Professional service	13,842	13,479	11,840	12,631	12,488
Total Restaurant/Retail	$68,584	$70,977	$68,353	$64,171	$58,846

Government
Mission systems	$9,383	$8,678	$8,982	$8,883	$8,915
Intelligence, surveillance, and reconnaissance solutions	22,216	17,394	14,710	11,747	12,290
Commercial software	254	601	722	292	234
Total Government	$31,853	$26,673	$24,414	$20,922	$21,439

Total Revenue	$100,437	$97,650	$92,767	$85,093	$80,285

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, the non-GAAP financial measures set forth in the reconciliation tables below, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s unaudited interim condensed consolidated financial statements prepared in accordance with GAAP.

Within this press release, the Company makes reference to EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted to exclude certain non-cash and non-recurring charges, including stock-based compensation, acquisition expenses, certain pending litigation expenses and other non-recurring charges that may not be indicative of our financial performance; and adjusted net loss/adjusted diluted net loss per share represents the exclusion of amortization of acquired intangible assets, certain non-cash and non-recurring charges, including stock-based compensation, acquisition expense, certain pending litigation expenses and other non-recurring charges that may not be indicative of our financial performance.

The Company is presenting adjusted EBITDA and adjusted net loss because we believe that these financial measures provide supplemental information that may be useful to investors in evaluating the Company's core business operating results and comparing such results to other similar companies. Management believes that adjusted EBITDA and adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the reconciliations to the most directly comparable GAAP measures provided in the tables below, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting its ongoing cash earnings, from which capital investments are made and debt is serviced.

The Company's results of operations are impacted by certain non-cash and non-recurring charges, including stock-based compensation, acquisition related expenditures, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its net loss and diluted loss per share to remove non-recurring charges provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables below provide reconciliations between net loss and EBITDA, adjusted EBITDA and adjusted net loss, as well as diluted loss per share and adjusted diluted loss per share.

The following tables set forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except per share and footnote amounts):

	Three Months Ended March 31,
in thousands	2023	2022
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
Net loss	$(15,905)	$(15,650)
Provision for income taxes	315	10
Interest expense	1,667	2,463
Depreciation and amortization	6,933	6,384
EBITDA	$(6,990)	$(6,793)
Stock-based compensation expense (1)	3,055	3,537
Contingent consideration (2)	(5,200)	—
Severance (3)	253	—
Other expense – net (4)	59	368
Adjusted EBITDA	$(8,823)	$(2,888)

1	Adjustments reflect stock-based compensation expense of $3.1 million and $3.5 million for the three months ended March 31, 2023 and 2022, respectively.
2	Adjustment reflects non-cash changes to the fair market value of the contingent consideration liability related to the acquisition of MENU Technologies AG in July 2022 ("MENU Acquisition").
3	Adjustment reflects severance included in SG&A and R&D expense.
4	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net, in the accompanying statements of operations.

in thousands	Three Months Ended March 31,
Reconciliation of Net Loss/Diluted Net Loss per Share to Adjusted Net Loss/Adjusted Diluted Loss per Share:	2023		2022
Net loss/diluted loss per share	$(15,905)	$(0.58)	$(15,650)	$(0.58)
Non-cash interest expense (1)	522	0.02	486	0.02
Acquired intangible assets amortization (2)	4,564	0.17	4,114	0.15
Stock-based compensation expense (3)	3,055	0.11	3,537	0.13
Contingent consideration (4)	(5,200)	(0.19)	—	—
Severance (5)	253	0.01	—	—
Other expense – net (6)	59	—	368	0.01
Adjusted net loss/adjusted diluted loss per share	$(12,652)	$(0.46)	$(7,145)	$(0.26)

Adjusted weighted average common shares outstanding	27,344		26,970

1	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the 4.500% Convertible Senior Notes due 2024 (the "2024 Notes"), 2.875% Convertible Senior Notes due 2026 (the "2026 Notes"), and the 1.500% Convertible Senior Notes due 2027 (the “2027 Notes”, and together with the 2024 Notes and the 2026 Notes, the “Senior Notes”) of $0.5 million and $0.5 million for the three months ended March 31, 2023 and 2022, respectively.
2	Adjustment amortization expense of acquired developed technology included within cost of sales of $4.1 million and $3.7 million for the three months ended March 31, 2023 and 2022, respectively; and amortization expense of acquired intangible assets of $0.5 million and $0.5 million for the three months ended March 31, 2023 and 2022, respectively.
3	Adjustment reflects stock-based compensation expense of $3.1 million and $3.5 million for the three months ended March 31, 2023 and 2022, respectively.
4	Adjustment reflects non-cash changes to the fair market value of the contingent consideration liability related to the MENU Acquisition.
5	Adjustment reflects severance included in SG&A and R&D expense.
6	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net, in the accompanying statements of operations.